MERGENCE CORPORATION

                            (a Delaware Corporation)

                        One Technology Drive, Building H

                                Irvine, CA 92618

                  (Principle Executive Offices of the Company)

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

NOTICE IS HEREBY GIVEN that certain shareholders of MERGENCE CORPORATION, hereinafter referred to as the "Company"), having more than fifty percent (50%)of the total voting shares of the Company, have provided their written consent to the proposed actions as set forth in the Information Statement, which actions shall take effect no sooner than 20 calendar days following the mailing of the herein Information Statement.  The certain shareholder's written consents cover the following shareholder action:

(i) At a meeting of its Board of Directors on June 23, 2004, a resolution was duly adopted addressing the issue of a formerly filed SEC form 14C which was filed on September 26, 2003 setting forth the approval of the Spin off of Oxford Media Corp was filed in preliminary form only and was never filed in its definitive version. That 14c is hereby being replaced by the 14C dated July 30, 2004.

(ii) Further voted by over 50% of the Stockholders of the Company to provide for the Spin Off of Oxford Media Corp. a wholly owned subsidiary of Mergence Corporation to the shareholders of Mergence Corporation as of the record date of August 27, 2004. The share issuance to Mergence shareholders will be a total of 800,000 shares of Oxford Media Corp. As of July 29, 2004, there were 9,224,934 Class A Common Stock shares and common stock equivalents issued and outstanding, having 9,224,934 for any matter that may be voted upon by the shareholders of (the “Company”).  This Information Statement will be mailed to all shareholders of record as of July 29,2004.

By order of the Board of Directors. July 29, 2004

                                        /S/  THOMAS HEMINGWAY

                                        --------------------------

                                        THOMAS HEMINGWAY

                                        CHIEF EXECUTIVE OFFICER

                                        MERGENCE CORPORATION

MERGENCE CORPORATION.

                            (a Delaware Corporation)

                        One Technology Drive, Building H

                                Irvine, CA 92618

                  (Principle Executive Offices of the Company)

                              INFORMATION STATEMENT

                  MAILED TO SHAREHOLDERS OF RECORD AS OF

                                  JULY 29, 2004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

This Information Statement is being furnished to the shareholders of record of MERGENCE Corporation, a Delaware corporation (the "Company"), as of July 29, 2004 pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended. Certain shareholders having more than fifty percent  (50%) of the total voting shares of the Company have provided their written consent to the proposed actions as set forth within this Information Statement, which actions shall take effect no sooner than 14 calendar days following the mailing of the herein Information Statement.  The certain shareholder's written consents cover the following shareholder actions:

(i) At a meeting of its Board of Directors on June 23, 2004, a resolution was duly adopted addressing the issue of a formerly filed SEC form 14C which was filed on September 26, 2003 setting forth the approval of the Spin off of Oxford Media Corp was filed in preliminary form only and was never filed in its definitive version. That 14c is hereby being replaced by the 14C dated July 30, 2004.

(ii) Further voted by over 50% of the Stockholders of the Company to provide for the Spin Off of Oxford Media Corp., a wholly owned subsidiary of Mergence Corporation to the shareholders of Mergence Corporation as of the record date of August 27, 2004. The share issuance to Mergence shareholders will be a total of 800,000 shares of Oxford Media Corp. A copy of the Written Consents is attached as Exhibit "A" to this Information Statement.  Management of the Company is utilizing the Written Consents in order to save expense and time.

Certain shareholders of the Company having more than fifty percent (50%) of the issued and outstanding shares of the Company's common stock (the "Common Stock") have provided written consents to the Spin off. See "Vote Required";  "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers". See "Matters Set Forth in the Written Consents".

Shareholders of record at the close of business on July 29, 2004, are being furnished copies of this Information Statement.  The principal executive office of the Company is located at One Technology Dr., Bldg. H Irvine, CA 92618, and the Company's telephone number is (949) 753-0590.

                    MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents contain:

         (i) A Resolution dated July 29, 2004, to provide for the Spin Off of Oxford Media Corp., a wholly owned subsidiary of MERGENCE Corporation to the shareholders of MERGENCE Corporation as of the record date of August 27, 2004.

Shareholders representing 52.97 % of the votes of the currently issued and outstanding shares of Common Stock have executed the Written Consents, thereby ensuring the Spin Off of Oxford Media Corp., See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company’s knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of July 29, 2004:

Name of Individual Shareholder	Number of Shares	Percent Owned

Aspen International Limited	241,974	2.62%
Wayne Brown	50,000	0.54%
Troy Holt	150,000	1.63%
James Budd	375,479	4.07%
Robin Cruse	125,100	1.36%
Domino International Limited	870,603	9.44%
Doug Decinces	104,603	1.13%
Craig Hall	50,000	0.54%
Tom Hemingway	587,585	6.37%
T. Richard Hutt	673,625	7.30%
Intercoastal Financial Services	98,893	1.07%
Lightline Limited	14,525	0.16%
Scott Jackson	169,250	1.83%
David Noyes	450,000	4.88%
Tom Parker	250,000	2.71%
Lee Puglisi	450,000	4.88%
Keith Rosenbaum	50,000	0.54%
Mark Utzinger	175,000	1.90%

	4,886,637	52.97%

Total Shares	9,224,943	100.00%

                                  VOTE REQUIRED

Counterpart copies of the Written Consents evidencing a majority of the outstanding shares of Common Stock must be received by the Company within sixty days of the earliest dated consent delivered by the Company in order to effectuate the matters set forth therein. As of July 29, 2004 (the dates of the Written Consents), 9,224,934 shares of Common Stock or Common Stock equivalent were issued and outstanding with votes of 9,224,934 votes thus, Stockholders representing no less than 4,612,472 votes from Common Stock, were required to execute the Written Consents to effect the matter set forth therein.

As discussed under  "Matters Set Forth in the Written Consents,” shareholders owning approximately 4,886,637 votes, or 52.97% of the votes of Common Stock, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the "Spin Off"

                     OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of July 29, 2004, by (1) each of the current Executive Officers and Directors of the Company  (ii) each person (including any  "group” as that term is defined in Section 12(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all current Directors and officers of the Company as a group.

                            SHARES BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER

NUMBER

PERCENT

-----------------------

-------

-------

Thomas Hemingway (1)

590,371

6.40%

T. Richard Hutt

673,625

7.30%

James H. Budd

375,479

4.07%

All Directors and Executive

Officers as a group (3 Persons)

1,639,475

17.77%

(1)Includes 2,786 shares owned by Ms. Detra Mauro Hemingway, the spouse of Mr. Hemingway.

DIRECTORS AND EXECUTIVE OFFICERS

NAME                      POSITION(S) WITH THE COMPANY            AGE

-----------------------------------------------------------------------

Thomas Hemingway          Chairman and Chief Executive Officer     47

T. Richard Hutt           Director, Vice President and             65

                          Secretary/Treasurer

James H. Budd             Director and Vice President              64

THOMAS HEMINGWAY

----------------

On August 5, 1998, Mr. Hemingway became the Chief Executive Officer and Chairman of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark Corporation, a California corporation ("Intermark"), and Intermark’s security holders upon the consummation of that transaction.  A co-founder of Intermark, from October 1995 to the present Mr. Hemingway served as Chief Executive Officer and in other senior management positions at

Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Hemingway operated a consulting business specializing in software sales and marketing.  From January 1994 to July 1994, Mr. Hemingway was chief operating officer at Ideafisher Systems, an artificial intelligence associative processing software company. From August 1993 to December 1993,Mr.

Hemingway was serving as a consultant with L3, an edutainment software company. From January 1993 to July 1993, Mr. Hemingway was involved in computer-related consulting in the capacity of chief executive officer of Becker/Smart House, LV, and a home automation enterprise.  In 1992, Mr. Hemingway was involved in making private investments in various industries.  Previously, from 1987 to 1991, Mr. Hemingway founded and served as president of Intellinet Information Systems, a provider of network services and systems.  Earlier in his career, Mr. Hemingway was a founder of Omni Advanced Technologies,  a research and  development  firm developing products for the computer and  communications industry.

T. RICHARD HUTT

---------------

Mr. Hutt was elected to the Board of Directors on October 27, 1998. In August 1998, Mr. Hutt became a Vice President and the Secretary of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark’s security holders.  A co-founder of Intermark, from October 1995 to the present Mr. Hutt has served as Vice President of Sales and Secretary of Intermark.  From September 1992 to September 1995, Mr. Hutt was distribution sales manager for Strategic Marketing Partners, a leading national software and technology-marketing firm.  Previously, he was in the communications and mini-computer industry with TRW where he formed the Canadian subsidiary as vice president of sales. He moved to TRW's Redondo Beach headquarters and managed the western division until Fujitsu acquired the business unit.  Before joining TRW, he was with NCR's financial sales division in Canada.  Prior to that he managed the VAR division at Wang Laboratories.  Moving to Matsushita, he played a key role in the development of the distribution channel for their Panasonic products.

JAMES H. BUDD

-------------

Mr. Budd was elected to the Board of Directors on October 27, 1998.  In August 1998, Mr. Budd became a Vice President of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's security holders.  A co-founder of Intermark, from October 1995 to the present Mr. Budd has served as Vice President of Marketing and in other executive capacities of

Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Budd operated a consulting business specializing in software sales and marketing. From March 1994 to July 1994, Mr. Budd was vice president of marketing at

Ideafisher Systems, an artificial intelligence / associative processing software company.  From November 1993 to February 1994, Mr. Budd was involved in making private investments in various industries. Previously, from July 1978 to October 1993, Mr. Budd was founder and chief executive officer of Command Business Systems, a developer of business software products.  Earlier in his career, Mr. Budd held marketing and sales management positions at Unisys, Nixdorf, Tymshare,

And Prime Computer.

Litigation - The Company is involved in a complaint regarding breach of a stock purchase agreement issued in connection with the issuance of the series M Preferred stock.  In the opinion of the company, the complaint is without merit since the preferred stock purchase agreement was superseded by an executed stock conversion agreement in 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

The Company has been registered pursuant to Section 12 of the Securities Exchange Act of 1934 since September 23, 1990 and, by reason thereof, all officers, directors and 10% or more shareholders of the Company became obligated to file Forms 3, 4 and 5, describing the ownership of securities in the Company and any changes thereto, as they may apply, since that date. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to

The Company and representations made to the Company, no other reports were required, during and with respect to the fiscal year ended December 31, 2003 and all Reporting Persons have complied with all filing requirements applicable to them.

                                    EXHIBIT A

                               MERGENCE CORPORATION

NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

TO: ALL STOCKHOLDERS

1.  PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of MERGENCE CORPORATION, by written consent dated July 29, 2004 have duly adopted the following resolution:

MERGENCE CORPORATION, (hereinafter referred to as the "Company"), having more than fifty percent (50%)of the total voting shares of the Company, have provided their written consent to the proposed actions as set forth in the Information Statement, which actions shall take effect no sooner than 14 calendar days following the mailing of the herein Information Statement.  The certain shareholder's written consents cover the following shareholder action:

(i) At a meeting of its Board of Directors on June 23, 2004, a resolution was duly adopted addressing the issue of a formerly filed SEC form 14C which was filed on September 26, 2003 setting forth the approval of the Spin off of Oxford Media Corp was filed in preliminary form only and was never filed in its definitive version. That 14c is hereby being replaced by the 14C dated July 30, 2004.

(ii) Further voted by over 50% of the Stockholders of the Company to provide for the Spin Off of Oxford Media Corp, a wholly owned subsidiary of Mergence Corporation to the shareholders of Mergence Corporation as of the record date of August 27, 2004. The share issuance to Mergence shareholders will be a total of 800,000 shares of Oxford Media Corp.

As of July 29, 2004, there were 9,224,943 Class A Common Stock shares and common stock equivalents issued and outstanding, having 9,224,943 for any matter that may be voted upon by the shareholders of the Company.  This Information Statement will be mailed to all shareholders of record as of July 29, 2004.

DATE: July 30, 2004

                                BY: /S/ THOMAS HEMINGWAY

                                    -----------------------------------

                                    THOMAS HEMINGWAY

                                    CHAIRMAN AND CEO